PERFORMANCE STOCK UNIT AGREEMENT
PURSUANT TO THE
TORRID HOLDINGS INC. 2021 LONG-TERM INCENTIVE PLAN

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Participant: Lisa Harper

Grant Date: May 3, 2022

Number of Performance Stock Units Granted: 300,000

Performance Vesting Schedule:

VWAP Target	Performance Vesting Percentage
$15	25%
$20	50%
$25	75%
$30	100%

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    THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Torrid Holdings Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Torrid Holdings Inc. 2021 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Stock Units (“PSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Performance Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of PSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.Vesting.
(a)General. The PSUs will be subject to time and performance vesting, and a PSU will be considered vested only if it has both time- and performance-vested in accordance with this Section 3. The aggregate number of PSUs (taking into account any previously vested PSUs) that will vest as of any particular time shall be equal to the product of (i) the aggregate number of PSUs granted hereby, (ii) the Time Vesting Percentage (as defined below) and (ii) the applicable Performance Vesting Percentage (as defined below). There shall be no proportionate or partial vesting in the periods prior to each time vesting date and all time vesting shall occur only on the appropriate time vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable time vesting date. There shall be no proportionate or partial vesting with respect to the performance vesting set forth herein, which performance vesting shall be fully subject to satisfaction of the VWAP Targets set forth herein.
(b)Vesting Percentages. The “Time Vesting Percentage” is (i) 0% until the first anniversary of the Grant Date, (ii) 33.33% on the first anniversary of the Grant Date until the second anniversary of the Grant Date, (iii) 66.66% on the second anniversary of the Grant Date until the third anniversary of the Grant Date, and (iv) 100% on after the third anniversary of the Grant Date; provided that, in each such case, the Participant has not had a Termination of Service on or prior to the applicable vesting date; provided further that, from and after the consummation of a Change in Control, the Time Vesting Percentage shall be deemed to be 100% so long as the Participant has not had a Termination of Service on or prior to the date such Change in Control is consummated. The “Performance Vesting Percentage” is the applicable percentage from the Performance Vesting Schedule set forth above, which will be determined based upon whether the Stock Price equals or exceeds the applicable VWAP Target set forth in the Performance Vesting Schedule set forth above. The “Stock Price” means the volume-weighted average trading price per share of Common Stock as reported by the principal exchange on which such Common Stock is traded for any 30 consecutive trading day period beginning on the Grant Date and ending on the third anniversary of the Grant Date; provided that in the event of the consummation of a Change in Control, “Stock Price” means the Change in Control Price.
(c)VWAP Target Adjustment. Subject to Section 5 hereof (and without duplication thereof), in the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the outstanding Common Stock, the Administrator will equitably adjust the VWAP Targets to the extent the Administrator deems necessary to prevent enlargement or dilution of the Participant’s rights with respect to the PSUs.

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(d)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the PSUs at any time and for any reason.
(e)Forfeiture. Subject to Section 3(d), all PSUs that have not vested as set forth in Section 3(a) shall be immediately forfeited upon the earliest of (i) the Participant’s Termination of Service for any reason, (ii) the third anniversary of the Grant Date, and (iii) the consummation of a Change in Control.
4.Delivery of Shares.
(a)General. Subject to the provisions of Sections 4(b) and 4(c) hereof, within thirty (30) days following the vesting of the PSUs pursuant to Section 3(a), the Participant shall receive the number of shares of Common Stock that correspond to the number of PSUs that have become vested on the applicable vesting date.
(b)Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.
(c)Deferrals. If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of PSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5 hereof, the number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.
5.Dividends; Rights as Stockholder. Cash dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any PSU unless and until the Participant has become the holder of record of such shares.
6.Non-Transferability. No portion of the PSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company

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as a result of forfeiture of the PSUs as provided herein, unless and until the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.
7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.
9.Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9. The shares of Common Stock issued to Participant pursuant to this Agreement shall be subject, mutatis mutandis, to the terms and conditions of each other agreement previously entered into between Participant and the Company (and/or its predecessor-in-interest) that imposes transfer restrictions on other shares of Common Stock currently or formerly held by the Participant, including any such transfer restrictions limiting the number of shares of Common Stock that may be sold by Participant.
10.Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:
(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.
(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).
(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

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11.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
12.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
13.No Right to Employment. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
14.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
15.Compliance with Laws. The grant of PSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
16.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other

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agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of PSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
22.Compliance with Company Trading Policy. The Participant acknowledges and agrees that any Common Stock acquired by the Participant on account of the Award set forth herein shall be subject to each of the terms and conditions of the Company’s Trading Policy, as the same may be amended or otherwise modified from time to time, including any blackout periods, or lock-up periods imposed in connection with any primary or secondary public offering of the Company’s Common Stock. By accepting the Award, the Participant authorizes the Company to take such actions as the Company determines to be reasonably appropriate to implement the terms of the Company’s Trading Policy.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TORRID HOLDINGS INC.

By:    /s/Brian Park

Name:    Brian Park

Title:    Secretary

PARTICIPANT

/s/ Lisa Harper

Name: Lisa Harper

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